Exhibit 99

March 16, 2005

Minrad International, Inc. Announces Results for Three Months Ended December 31, 2004

        Buffalo, New York -- Minrad International, Inc. (OTCBB: MNRD.OB) today announced its financial results for the three months ended December 31, 2004.

        Minrad International, Inc. generated revenue of $460,276 for the three months ended December 31, 2004 compared to revenue of $1,049,362 for the three months ended December 31, 2003. The decline in revenue resulted primarily from the postponement of isoflurane production while the company performed the initial synthesis for, and produced validation batches of, sevoflurane. Completion of these process milestones required substantial downtime in 80% of the production capacity at the company's Bethlehem, Pennsylvania facility. As a result of the production postponements, at December 31, 2004, the company had $1,037,000 of anesthesia and analgesia-related backlog.

        "The launch of sevoflurane is a crucial component in the growth of our anesthesia and analgesia business," stated William Burns, Chief Executive Officer. "While the preparation of validation batches of sevoflurane caused unavoidable short-term delays in the shipment of isoflurane, we believe the addition of sevoflurane to our line of anesthesia and analgesia products will benefit the company in the long run."

        For the three months ended December 31, 2004, the company experienced a net loss of $1,380,383 compared to a net loss of $1,149,204 for the comparable prior year period. The increase in net loss between the periods was attributable primarily to a $299,621 reduction in gross margin partially offset by a $78,201 reduction in interest expense. The decline in gross margin was mainly due to lower volume and unfavorable manufacturing absorption variances associated with the inactivity at the Bethlehem facility during the production of the sevoflurane validation batches. While total operating expenses were relatively level between the two periods, it should be noted that a significant increase in Finance and Administration expenses was substantially offset by a recovery of bad debt expense. A portion of the finance and administration expenses for the quarter ended December 31, 2004 were related to the previously announced merger with Minrad Inc. and the ongoing cost of being a public company.

        At December 31, 2004, the company had total current assets of $2,150,772, of which approximately $3,000 was cash on hand, and $6,126,845 of current liabilities. As management believes the company's future capital requirements will be substantial, the company will need to raise additional funds through private or public sales of equity securities or the incurrence of additional indebtedness. Any additional funds raised from outside sources may be used to expand the Bethlehem facility to allow for timely production of the quantities of inhalation anesthetics that the company's international sales partners are required to purchase in the future to maintain exclusive distribution rights in their respective sales territories. Additionally, the company expects to incur substantial costs related to SabreSource™, its second-generation, real-time image guidance system, which was launched in February 2005 as well as further research and development costs for conscious sedation.

Accounting for Merger Transaction

        As previously reported, on December 16, 2004, Minrad International acquired Minrad Inc. through a reverse merger of a wholly owned subsidiary into Minrad Inc., with the result that Minrad Inc. became a wholly owned subsidiary of Minrad International and the stockholders of Minrad Inc. became the beneficial owners of approximately 83% of the then-outstanding common stock of Minrad International. Under applicable accounting rules, Minrad Inc. was deemed to be the accounting acquirer of Minrad International because the former stockholders of Minrad Inc. owned a majority of the issued and outstanding shares of common stock of Minrad International after the merger. For accounting purposes, the merger transaction was recorded as the issuance of stock by Minrad Inc. for the fair market value of the net assets of Minrad International, accompanied by a recapitalization with no goodwill recorded. Accordingly, the financial information of Minrad International included in this new release for the three months ended December 31, 2004 includes (1) the results of Minrad Inc., the accounting acquirer, for the entire three months ended December 31, 2004, and (2) the results of Minrad International, the accounting acquiree, from December 16, 2004, the date of merger. For comparative purposes, the historical financial information included in this news release for the three months ended December 31, 2003 is the financial information of the accounting acquirer, Minrad Inc. Minrad International had no operations during the three months ended December 31, 2003, and the impact of its results was immaterial in relation to the results of Minrad Inc. for that pre-merger period.

Change in Fiscal Year End

        On January 13, 2005, Minrad International's board of directors approved a change in the company's year end from September 30 to December 31. The company expects to file on or about March 31, 2005 a Transition Report on Form 10-KSB for the transition period from October 1, 2004 to December 31, 2004.

About the Company

        Minrad International, Inc. is an acute care company with two product lines: (1) real-time image guidance and (2) anesthesia and analgesia. It currently sells patented real-time image guidance products with broad applications in orthopedics, neurosurgery, interventional radiology and anesthesia, that enable medical professionals to improve the accuracy of interventional procedures and reduce the exposure of both patients and medical professionals to radiation. Minrad International also currently manufactures and markets generic inhalation anesthetics for use in connection with human and veterinary surgical interventions. The company is developing a drug/drug delivery system for conscious sedation, which, similar to nitrous oxide in dental surgery, provides a patient with pain relief without loss of consciousness.

* * * * * * * * * *

        This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "predict," "project," "potential," or the negative of these terms, and similar expressions intended to identify forward-looking statement. Investors should not place undue reliance on the forward-looking statements contained in this news release. Each forward-looking statement speaks only as of the date on which it is made, and except as required by law, Minrad International undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those identified in the forward-looking statements in this news release include changes in general economic and political conditions and currency exchange rates; market factors, including competitive pressures and changes in pricing policies; changes in interpretations of existing legislation or the adoption of new legislation; loss of major customers; the occurrence of litigation or claims; natural and manmade disasters, including acts of terrorism or war; and other factors described in the "Risk Factors" and "Cautionary Factors That May Affect Future Results" sections of Minrad International's Form 8-K/A-2, filed with the Securities and Exchange Commission on March 2, 2005.

MINRAD INTERNATIONAL, INC.
Consolidated Statement of Operations
For the Three Months Ending December 31,
	Unaudited	Unaudited
	2003	2004

Revenue	$1,049,362	$460,276

Cost of goods sold	905,856	616,391

Gross margin (loss)	143,506	(156,115)

Operating expenses:
Sales and marketing	193,680	230,348
Research and development	368,026	308,670
Finance and administration	454,523	486,970
Total operating expenses	1,016,229	1,025,988

Operating loss	(872,723)	(1,182,103)

Interest expense	276,481	198,280

Net loss	$(1,149,204)	$(1,380,383)

MINRAD INTERNATIONAL , INC.
CONSOLIDATED BALANCE SHEETS
December 31,
	Unaudited	Unaudited
ASSETS	2003	2004

Current assets
Cash	$76,618	$2,930
Accounts receivable, net	500,412	606,228
Inventories, net	874,401	1,069,565
Prepaid expenses	332,548	472,049

Total current assets	1,783,979	2,150,772

Net property and equipment	373,395	499,207

Other assets	414,326	112,798

Total assets	$2,571,700	$2,762,777

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Demand notes payable	$4,988,019	$1,471,125
Accounts payable	2,123,578	2,433,859
Accrued expenses	825,598	824,812
Due to affiliates	407,985	374,740
Current portion of long-term debt	1,262,666	1,022,309

Total current liabilities	9,607,846	6,126,845

Stockholders' deficit	(7,036,146)	(3,364,068)

Total liabilities & stockholders' deficit	$2,571,700	$2,762,777

MINRAD INTERNATIONAL, INC.
STATEMENTS OF CONSOLIDATED CASH FLOWS
For the 3 Months Ended December 31,

	Unaudited	Unaudited
	2003	2004

Cash flows from operating activities:
Net loss	$(1,149,204)	$(1,380,383)

Adjustments to reconcile net loss to net
cash used by operating activities:	875,200	481,413

Net cash used by operating activities	(274,004)	(898,970)

Net Cash used by investing activities	(434,810)	(51,624)

Net cash provided by financing activities	784,682	952,937

Net change in cash	75,868	2,343

Cash - beginning of period	750	587

Cash - end of year	$76,618	$2,930